UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 27, 2005

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 7.01 Regulation FD Disclosure

On October 27, 2005, LabOne, Inc. (the "Company") held a special meeting of shareholders. At the special meeting, the Company's shareholders approved the August 8, 2005 Agreement and Plan of Merger ("Merger Agreement") by and among Quest Diagnostics Incorporated ("Quest Diagnostics"), Fountain, Inc., a wholly-owned subsidiary of Quest Diagnostics, and the Company.

Closing of the transaction contemplated by the Merger Agreement is expected to occur in early November, 2005.

This Current Report on Form 8-K may contain forward-looking statements that are based on management's current expectations and involve risks and uncertainties that could cause a different outcome, including but not limited to the satisfaction of all remaining conditions of closing under the Merger Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: October 27, 2005	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer